UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2017, the Board of Directors (the “Board”) of Lonestar Resources US Inc. (the “Company”) approved the amendment (the “Plan Amendment”) of the Company’s Amended and Restated 2016 Incentive Plan (the “Plan”), subject to and effective upon stockholder approval. At the Company’s 2017 Annual Meeting of Stockholders, held on May 24, 2017 (the “2017 Annual Meeting”), stockholders approved the Plan Amendment. The Plan Amendment increases the number of shares of common stock available for issuance under the Plan by 700,000 shares, from 1,500,000 shares to 2,200,000 shares.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2017 Annual Meeting, the Company’s stockholders voted to approve an amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate”) authorizing the Board to issue by resolution, from time to time, up to 10,000,000 shares of a new class of “blank check” preferred stock in one or more series. This Charter Amendment allows our Board to prescribe the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock.

The Board previously approved the Charter Amendment and, on May 24, 2017, the Company filed a Certificate of Amendment to the Certificate with the Secretary of State of the State of Delaware.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting held on May 24, 2017, a total of 18,998,556 shares of the Company’s Class A Voting Common Stock were present in person or represented by proxy, representing approximately 87.1 percent of the Company’s outstanding Class A Voting Common Stock as of the March 31, 2017 record date. There were also 2,500 shares of Class B Non-Voting Common Stock represented at the meeting, representing 100 percent of the Company’s outstanding Class B Non-Voting Common Stock as of the record date, voting as a separate class on Proposal 3 only. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Amended and Restated Definitive Proxy Statement filed with the Securities and Exchange Commission on April 17, 2017.

Proposal 1 — Election of the Company’s directors to serve until the 2018 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified.

NOMINEE	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
Frank D. Bracken, III	12,221,828	4,112,848	2,232	2,661,648
Henry B. Ellis	15,504,438	830,253	2,217	2,661,648
Daniel R. Lockwood	11,335,658	4,999,033	2,217	2,661,648
John H. Murray	12,205,280	4,129,411	2,217	2,661,648
Stephen H. Oglesby	15,521,858	812,618	2,432	2,661,648
John H. Pinkerton	15,177,555	1,156,921	2,432	2,661,648
Dr. Christopher Rowland	12,235,283	4,099,193	2,432	2,661,648
Randy L. Wolsey	15,519,624	813,052	4,232	2,661,648

Proposal 2 — Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
18,494,301	464,097	40,158	0

Proposal 3 — Amendment of the Company’s Certificate of Incorporation authorizing the Board of Directors of the Company to issue up to 10,000,000 shares of “blank check” preferred stock.

Class A Voting Common Stock
Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
11,594,717	4,738,086	4,105	2,661,648

Class B Non-Voting Common Stock
Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
2,500	0	0	0

Proposal 4 — Amendment of the Company’s Amended and Restated 2016 Incentive Plan to increase the number of shares available for issuance under such plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
13,716,176	2,617,144	3,588	2,661,648

Based on the foregoing votes, Frank D. Bracken, III, Henry B. Ellis, Daniel R. Lockwood, John H. Murray, Stephen H. Oglesby, John H. Pinkerton, Dr. Christopher Rowland, and Randy L. Wolsey were elected as directors, and Proposals 2, 3, and 4 were approved.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1.Certificate of Amendment to Certificate of Incorporation of Lonestar Resources US Inc., dated May 24, 2017.

10.1Lonestar Resources US Inc. Amended and Restated 2016 Incentive Plan, as amended as of May 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: May 26, 2017	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Lonestar Resources US Inc., dated May 24, 2017.
10.1	Lonestar Resources US Inc. Amended and Restated 2016 Incentive Plan, as amended as of May 24, 2017.